UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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THE MEDICINES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2007
To our stockholders:

We are pleased to invite you to our 2007 annual meeting of stockholders. The meeting will take place on Thursday, May 24, 2007 at 10:00 a.m., local time, at our principal executive offices, located at 8 Campus Drive, Parsippany, New Jersey 07054. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

Enclosed with this letter you will find the notice of our 2007 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our annual report to stockholders for the year ended December 31, 2006, which contains our annual report on Form 10-K filed with the Securities and Exchange Commission, including our audited consolidated financial statements for 2006, and other information of interest to our stockholders.

The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name”—that is, held for your account by a bank, broker or other holder of record—you will receive instructions from the holder of record that you must follow for your shares to be voted.

Thank you for your ongoing support and continued interest in The Medicines Company.
Sincerely,

CLIVE A. MEANWELL Chairman and Chief Executive Officer

THE MEDICINES COMPANY
8 Campus Drive
Parsippany, New Jersey 07054

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, May 24, 2007
Place	8 Campus Drive, Parsippany, New Jersey 07054
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect four class 1 directors for terms to expire at the 2010 annual meeting of stockholders;
(2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007;
(3) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on April 5, 2007.
Proxy Voting

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting if you follow specified procedures.

By order of the Board of Directors,

Paul M. Antinori Secretary
April 18, 2007 Parsippany, New Jersey

THE MEDICINES COMPANY
8 Campus Drive
Parsippany, New Jersey 07054

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 24, 2007

The Medicines Company, a Delaware corporation (often referred to as “we” or “us” in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2007 annual meeting of stockholders. The annual meeting will be held on Thursday, May 24, 2007, at 10:00 a.m., local time, at our principal executive offices at 8 Campus Drive, Parsippany, New Jersey 07054. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

We are mailing this proxy statement and the enclosed proxy card to stockholders on or about April 20, 2007. In this mailing, we are also including copies of our annual report to stockholders for the year ended December 31, 2006.

Our annual report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission and including our audited financial statements, is included in our annual report to stockholders in this mailing and is also available free of charge on our website at www.themedicinescompany.com or through the SEC’s electronic data system at www.sec.gov. To request a printed copy of our Form 10-K (including exhibits), which we will provide to you free of charge, either:  write to Investor Relations, The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, or email Investor Relations at investor.relations@themedco.com.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?

Holders of record of our common stock at the close of business on April 5, 2007, the record date for the meeting, are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on April 5, 2007, we had 51,707,337 shares of our common stock outstanding.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Paul M. Antinori, at our address set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 8:30 A.M. and 5:00 P.M., local time, on any business day from May 14, 2007 up to the time of the meeting.

How may I vote?

If you are a stockholder of record (meaning that you hold shares in your name in the records of our transfer agent, American Stock Transfer & Trust Company), you may vote your shares at the meeting in person or by proxy:

•                    to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•                    to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card to us before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

The proxy card states the number of shares you are entitled to vote if you are a stockholder of record.

How may I vote my shares if I hold them in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms may solicit voting instructions over the Internet or by telephone.

Under the rules of The NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (proposal one) and the ratification of the appointment of our independent registered public accounting firm (proposal two) are considered discretionary items under NASDAQ rules. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to proposal one or proposal two, your bank or brokerage firm may exercise its discretionary authority with respect to either of the proposals and vote your shares. If your bank or brokerage firm does not exercise its discretionary voting with respect to the proposals, your shares will be treated as “broker non-votes” on that particular matter. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not have or exercise discretionary authority in voting on a proposal.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote your shares in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your brokerage firm or bank).

How may I change my vote?

If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before the taking of the vote by taking one of the following actions:

•                    send written notice of  revocation bearing a later date than the proxy to Paul M. Antinori, our Secretary, at our address above;

•                    send us another signed proxy with a later date; or

•                    attend the meeting and vote in person.

If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of at least 25,853,669 shares, representing a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting.

Shares of common stock present in person or represented by proxy (including broker non-votes and shares that  abstain or are withheld, or with respect to which no voting instructions are provided for one or more of the matters to be voted upon) will be counted as present for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

Proposal One—Election of Directors

Directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the four nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether any of those numbers represents a majority of the votes cast.

You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.

Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

How will votes be counted?

Each share of common stock is entitled to one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter (1) if the holder of the shares either withholds authority in the proxy to vote for a particular director nominee or nominees, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on any of the proposals.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

•                    FOR proposal one—elect our four nominees to the board of directors and

•                    FOR proposal two—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Will any other business be conducted at the annual meeting?

Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who pays for the solicitation of proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2008 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2008 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, 8 Campus Drive, Parsippany, New Jersey 07054 Attention:  Paul M. Antinori, Secretary, no later than December 23, 2007.

If you wish to present a proposal at the 2008 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the business to be brought before the annual meeting and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to May 24, 2008. However, if the date of the 2008 annual meeting is prior to May 4, 2008 or after July 23, 2008, we must receive your notice no earlier than the 90th day prior to the 2008 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2008 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2008 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, Attention: Investor Relations, (973) 656-1616. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

DISCUSSION OF PROPOSALS

Proposal One:  Election of Class 1 Directors

Our board of directors is divided into three classes and currently consists of four class 1 directors (William W. Crouse, T. Scott Johnson, John P. Kelley, and Hiroaki Shigeta), three class 2 directors (Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt) and three class 3 directors (Armin M. Kessler, Robert G. Savage and Melvin K. Spigelman). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 1, class 2 and class 3 directors were elected to serve until the annual meeting of stockholders to be held in 2007, 2008 and 2009, respectively, and until their respective successors are elected and qualified.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated William W. Crouse, T. Scott Johnson, John P. Kelley, and Hiroaki Shigeta for election as class 1 directors at the annual meeting. The persons named in the enclosed proxy card will vote to elect each of these nominees as a class 1 director, unless the proxy is marked otherwise. Each class 1 director will be elected to hold office until the 2010 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

No director or executive officer of ours is related by blood, marriage or adoption to any other director or executive officer of ours. No director or officer of ours, or any employee of any such director or officer, is a party adverse to us or any of our subsidiaries, or has a material interest adverse to us or any of our subsidiaries, in any legal proceeding. No director or executive officer of ours has any interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting, other than election to office.

Our board of directors recommends a vote FOR each of the nominees.

Director Nominees

Set forth below are the names of each nominee for class 1 director, the year in which each first became a director, their ages as of April 1, 2007, their positions and offices with us, if any, their principal occupations and business experience for at least the past five years, the names of other public companies for which they serve as a director and education.

WILLIAM W. CROUSE
Age: 64

William W. Crouse has been a director since April 2003. Since January 1994, Mr. Crouse has been a Managing Director of HealthCare Ventures, a venture capital firm with a focus on biotechnology companies. From 1987 to 1993, Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, a subsidiary of Johnson & Johnson that manufactures diagnostic tests for hospitals, and a Vice President of Johnson & Johnson International. Before joining Johnson & Johnson, Mr. Crouse was a Division Director of DuPont Pharmaceuticals Company, a pharmaceutical firm, where he was responsible for international operations and worldwide commercial development activities. Before joining Dupont, he served as President of Revlon Health Care Group’s companies in Latin America, Canada, and Asia/Pacific. He also held numerous management positions at E.R. Squibb & Sons, a pharmaceutical company. Mr. Crouse is currently the chairman of the board of directors of Uluru, Inc., a specialty pharmaceutical company, and a member of the Boards of Trustees of Lehigh University and the New York Blood Center. Mr. Crouse received a B.S. in finance and economics from Lehigh University and an M.B.A. from Pace University.

T. SCOTT JOHNSON
Age: 59

T. Scott Johnson has been a director since September 1996. Since July 1999, Dr. Johnson has been a partner at JSB Partners, L.P., an investment bank that he founded in 1999, which focuses on mergers and acquisitions, private financings and corporate alliances within the healthcare sector. From September 1991 to July 1999, Dr. Johnson served as a founder and managing director of MPM Capital, L.P., a venture capital firm. Dr. Johnson received both a B.S. and an M.D. from the University of Alabama.

JOHN P. KELLEY
Age: 53

John P. Kelley has been our President and Chief Operating Officer since December 2004 and a director since February 2005. Prior to joining us, Mr. Kelley held a series of positions at Aventis, an international pharmaceutical company. From September 2003 until September 2004, Mr. Kelley served as

Senior Vice President, Global Marketing and Medical at Aventis, where he was accountable for worldwide brand management of Aventis’ core strategic brands and managed strategic alliances with partner companies. From September 2002 to September 2003, he served as Senior Vice President, Strategic Risk Officer for Aventis, advising the Management Board and Chief Executive Officer. From January 2000 to September 2002, Mr. Kelley served as Vice President, Head of Strategic Development of Aventis where he was responsible for leading the strategic planning process of the pharmaceutical division of Aventis as well as merger and acquisition activity. Prior to the formation of Aventis, he served as a Vice President, Commercial Director, U.S. at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals and agriculture, from March 1998 through December 1999 and Mr. Kelley served as Vice President of Marketing of Hoechst Marion Roussel from 1995 to 1998. Mr. Kelley received a B.S. degree from Wilkes University and an M.B.A. from Rockhurst University.

HIROAKI SHIGETA
Age: 64

Hiroaki Shigeta has been a director since April 2007. Since October 1993, Mr. Shigeta has served in variety of senior management positions with Hoffman-La Roche, Inc., a pharmaceutical company, and its affiliates. From October 1993 to December 2000, Mr. Shigeta was the President and Chief Executive Officer of Nipon Roche KK, a pharmaceutical company and a Japanese affiliate of Roche Holding of Switzerland. From January 2001 to May 2002, Mr. Shigeta served as Chairman and Representative Director of Nipon Roche KK. From June 2002 to April 2003, Mr. Shigeta was a Member of the Board of Chugai Seiyaku KK, Tokyo, a majority-owned affiliate of Roche Holding of Switzerland and from January 2003 to December 2004, Mr. Shigeta was the U.S. Head, Far East Relations of Hoffman-La Roche, Inc. From January 2005 until June 2006, Mr. Shigeta has served as a consultant to various Japanese pharmaceutical companies. Mr. Shigeta has been a paid consultant to us since July 2006.

Other Current Directors

Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2007, their positions and offices with us, if any, their principal occupations and business experience during the past five years, the names of other public companies for which they serve as a director and their education.

Directors Whose Terms Expire in 2008 (Class 2 Directors)

ROBERT J. HUGIN
Age: 52

Robert J. Hugin has been a director since April 2003. Since May 2006, Mr. Hugin has served as the President and Chief Operating Officer of Celgene Corporation, a biopharmaceutical company focused on cancer and immunological diseases. From June 1999 to May 2006, Mr. Hugin served as the Senior Vice President and Chief Financial Officer of Celgene. From 1985 to 1999, Mr. Hugin held positions with J.P. Morgan & Co. Inc., an investment banking firm, serving most recently as a Managing Director. Mr. Hugin also serves as a director of Celgene Corporation and Coley Pharmaceutical Group, Inc. Mr. Hugin received an A.B. from Princeton University and an M.B.A. from the University of Virginia.

CLIVE A. MEANWELL
Age: 49

Clive Meanwell has been a director since 1996. He has served as our Chief Executive Officer since August 2004, and he served as our President from August 2004 to December 2004, as our Executive Chairman from September 2001 to August 2004 and as our Chief Executive Officer and President from 1996 to September 2001. From 1995 to 1996, Dr. Meanwell was a Partner and Managing Director at MPM Capital, L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc.,  including Senior Vice President from 1992 to 1995, Vice President from 1991 to 1992 and Director of Product Development from 1986 to 1991. Dr. Meanwell also serves as a director of Endo Pharmaceuticals Holdings Inc. Dr. Meanwell received an M.D. and a Ph.D. from the University of Birmingham, United Kingdom.

ELIZABETH H.S. WYATT
Age: 59

Elizabeth H.S. Wyatt has been a director since March 2005. Prior to her retirement in 2000, Ms. Wyatt held several senior positions at Merck & Co., Inc. over the course of 20 years, including most recently, Vice President, Corporate Licensing. Previously she had been a consultant and academic administrator, responsible for the Harvard Business School’s first formal marketing of its executive education programs. She also serves as a director of Neose Technologies, Inc., Ariad Pharmaceuticals, Inc., and MedImmune, Inc. and the Board of Trustees of Sweet Briar College. Ms. Wyatt received a B.A. from Sweet Briar College, a M.Ed. from Boston University and an M.B.A. from Harvard Business School.

Directors Whose Terms Expire in 2009 (Class 3 Directors)

ARMIN M. KESSLER
Age: 69

Armin M. Kessler has been a director since October 1998. Mr. Kessler joined us after a 35-year career in the pharmaceutical industry, which included senior management positions at Sandoz Pharma Ltd. (now Novartis Pharma AG) in Switzerland, the United States and Japan and, most recently, at Hoffmann-La Roche, in Basel, Switzerland, where he was Chief Operating Officer and Head of the Pharmaceutical Division until he retired in 1995. Mr. Kessler currently also serves as a director of Gen-Probe Incorporated and PRA International, Inc. Mr. Kessler received degrees in physics and chemistry from the University of Pretoria, a degree in chemical engineering from the University of Cape Town, a law degree from Seton Hall and an honorary doctorate in business administration from the University of Pretoria.

ROBERT G. SAVAGE
Age: 53

Robert G. Savage has been a director since April 2003. Since May 2003, Mr. Savage has served as President of Strategic Imagery LLC, a consulting company he owns. From February 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. Mr. Savage also serves as a director for Noven Pharmaceuticals and EpiCept Corporation and Panacos Pharmaceuticals, Inc. Mr. Savage received a B.S. in biology from Upsala College and an M.B.A. from Rutgers University.

MELVIN K. SPIGELMAN
Age: 58

Melvin K. Spigelman has been a director since September 2005. Dr. Spigelman has served as Director of Research and Development for the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster-acting and affordable drugs to fight tuberculosis, since June 2003. Before joining the Global Alliance for TB Drug Development, Dr. Spigelman was the President of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a Vice President, Global Clinical Centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the Vice President of Research and Development at Knoll. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee, consisting of independent members of our board of directors, has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007, subject to ratification by our stockholders at the annual meeting. Ernst & Young LLP has been our independent registered public accounting firm since our inception in 1996. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.

We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Our board of directors recommends a vote FOR this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2006 and December 31, 2005 by Ernst & Young LLP:

Fee Category	2006	2005
Audit Fees(1)	$780,511	$726,875
Audit-Related Fees(2)	4,500	4,350
Tax Fees(3)	6,300	3,434
All Other Fees	—	—
Total Fees	$791,311	$734,659

(1)          Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)          Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and which are not reported under “Audit Fees.”

(3)          Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for all of the tax fees paid for 2006 and 2005.

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

From time to time, the audit committee may delegate pre-approval authority to a committee member for specified types of services. Any such pre-approval must be reported to the committee at its next scheduled meeting. We did not approve any services provided to us by Ernst & Young LLP in 2006 or 2005 using the “de minimis” exception under the SEC rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee reviewed The Medicines Company’s audited financial statements for the year ended December 31, 2006 and discussed these financial statements with the company’s management and Ernst & Young LLP, The Medicines Company’s independent registered public accounting firm. The Medicines Company’s management is primarily responsible for the financial reporting process, including maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Medicines Company’s independent registered public accounting firm is responsible for performing an independent audit of, and issuing a report on, those financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over our financial reporting. The audit committee is responsible for providing independent, objective oversight of these processes. The audit committee’s duties and responsibilities do not include conducting audits or accounting reviews.

As appropriate, the audit committee reviews and evaluates, and discusses with management, internal accounting and financial and auditing personnel and the independent registered public accounting firm, the following:

•                    the plan for, and the independent registered public accounting firm’s report on, each audit of The Medicines Company’s financial statements;

•                    The Medicines Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•                    management’s selection, application and disclosure of critical accounting policies;

•                    changes in The Medicines Company’s accounting practices, principles, controls or methodologies;

•                    significant developments or changes in accounting rules applicable to The Medicines Company; and

•                    the adequacy of The Medicines Company’s internal control over financial reporting and accounting, financial and auditing personnel.

The audit committee also reviewed and discussed the matters required by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU Section 308) (Communication with Audit Committees) with Ernst & Young LLP. This Statement requires Ernst & Young LLP to discuss with The Medicines Company’s audit committee, among other things, the following:

•                    methods to account for significant unusual transactions;

•                    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•                    the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•                    disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires registered public accounting firms annually to disclose in writing all relationships that in the registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with Ernst & Young LLP its independence from The Medicines Company.

Based on its review of the audited financial statements, discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited financial statements be included in The Medicines Company’s annual report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors

Robert J. Hugin (Chair)
T. Scott Johnson
Elizabeth H.S. Wyatt

PRINCIPAL STOCKHOLDERS

The following table presents information we know regarding the beneficial ownership of our common stock as of February 28, 2007 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for each of our directors and named executive officers and for our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of February 28, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Percentage beneficially owned is calculated using 51,691,596 shares of common stock outstanding as of February 28, 2007.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054.

Beneficial Owner:	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Wellington Management Company, LLP(1)	6,203,710	12.0%
T. Rowe Price Associates, Inc.(2)	3,344,330	6.5%
D.E. Shaw & Co, L.P.(3)	3,287,665	6.4%
Federated Investors, Inc.(4)	2,870,174	5.6%
Sectoral Asset Management, Inc.(5)	2,592,600	5.0%
Clive A. Meanwell(6)	906,491	1.7%
John Kelley(7)	357,767	*
Glenn Sblendorio(8)	85,892	*
Catharine Newberry(9)	31,368	*
Paul M. Antinori(10)	126,666	*
Steven H. Koehler (11)	3,447	*
William W. Crouse(12)	73,750	*
Robert J. Hugin(13)	73,750	*
T. Scott Johnson(14)	100,033	*
Armin M. Kessler(15)	151,435	*
Robert G. Savage(16)	76,333	*
Melvin K. Spigelman(17)	33,750	*
Elizabeth H.S. Wyatt(18)	48,750	*
Hiroaki Shigeta	—	*
All current directors and executive officers as a group (13 persons)(19)	2,065,985	3.9%

*                    Represents beneficial ownership of less than 1%.

(1)          Includes shares owned by various investors for which Wellington Management Company, LLP serves as investment advisor with shared power to direct investments and/or to vote the shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2007.

(2)          Includes shares owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 11, 2005.

(3)          Consists of 3,134,569 shares held in the name of D. E. Shaw Meniscus Portfolios, L.L.C., (“Meniscus Portfolios”), 119 shares held in the name of D. E. Shaw Synoptic Portfolios 2, L.L.C. (“Synoptic Portfolios”), 103,477 shares held in the name of D. E. Shaw Valence Portfolios, L.L.C. (“Valence Portfolios”) and 49,500 shares that D. E. Shaw Valence, L.L.C. (“Valence LLC”) has the right to acquire through the exercise of listed called options. D. E. Shaw & Co., L.L.C. (“Shaw LLC”) may be deemed to be the beneficial owner of 3,134,688 of these shares, consisting of the shares held by each of Meniscus Portfolios and Synoptic Portfolios, of which Shaw LLC is the managing member and has shared voting and dispositive power. D. E. Shaw & Co., L.P. (“Shaw LP”) may be deemed to be the beneficial owner of 3,287,665 of these shares, consisting of the shares held by Meniscus Portfolios, Synoptic Portfolios and Valence Portfolios, and the shares that Valence LLC has the right to acquire through the exercise of listed called options, as Shaw LP is investment adviser of Meniscus Portfolios and Synoptic Portfolios, the managing member and investment adviser of Valence Portfolios, and the managing member of Valence LLC, with shared voting and dispositive power.  David E. Shaw (“Shaw”) does not own any shares directly. By virtue of Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of Shaw LP, which in turn is the investment adviser of Meniscus Portfolios and Synoptic Portfolios, the managing member and investment adviser of Valence Portfolios, and the managing member of Valence LLC, and by virtue of Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of Shaw LLC., which in turn is the managing member of Meniscus Portfolios and Synoptic Portfolios, Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 3,287,665 shares as described and, therefore, Shaw may be deemed to be the beneficial owner of such shares. Shaw disclaims beneficial ownership of such 3,287,665 shares. The business address for these entities and for Shaw is 120 W. 45th Street, Tower 45, 39th Floor, New York, NY 10036. This information is based on a Schedule 13G filed with the SEC on February 26, 2007.

(4)          Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own the shares. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in a Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have shared voting and dispositive control over these shares. Each of the Trustees, the Parent and the Trust expressly disclaim beneficial ownership of the shares. The address for these entities is Federated Investors Tower, Pittsburgh, PA 15222-3779. This information is based on a Schedule 13G/A filed with the SEC on February 13, 2007.

(5)          Consists of shares for which Sectoral Asset Management, Inc. has or shares dispositive power and/or voting power in its capacity as an investment adviser. Jérôme G. Pfund and Michael L. Sjöström are the sole shareholders of Sectoral Asset Management, Inc. Jérôme G. Pfund, Michael L. Sjöström and Sectoral Asset Management, Inc. disclaim beneficial ownership of shares owned by Sectoral Asset

Management, Inc. The address of Sectoral Asset Management is 2120-1000 Sherbrooke St., West Montreal PQ H3A 3G4 Canada. This information is based on a Schedule 13G/A filed with the SEC on February 9, 2007.

(6)          Includes options to purchase 714,167 shares.

(7)          Includes options to purchase 339,167 shares.

(8)          Includes options to purchase 42,292 shares.

(9)          Includes options to purchase 30,209 shares.

(10) Consists of options to purchase 126,666 shares.

(11) Steven Koehler resigned as Senior Vice President and Chief Financial Officer in March 2006.

(12) Consists of options to purchase 73,750 shares.

(13) Includes options to purchase 55,417 shares.

(14) Includes 5,000 shares held by Dr. Johnson as trustee and options to purchase 68,750 shares held by Dr. Johnson.

(15) Includes 3,000 shares held by Dr. Kessler’s wife and options to purchase 68,750 shares held by Dr. Kessler.

(16) Consists of options to purchase 76,333 shares.

(17) Consists of options to purchase 33,750 shares.

(18) Consists of options to purchase 48,750 shares.

(19) Includes options to purchase an aggregate of 1,678,001 shares.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of The NASDAQ Stock Market. We expect to continue to review and, when appropriate, further strengthen our corporate governance procedures in the future.

We describe below our corporate governance structure and the key corporate governance practices that we have adopted.

Board of Directors

Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer, our president and chief operating officer and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers.

Our board of directors met 13 times during 2006, including regular, special and telephonic meetings. Each director who served as a director during 2006 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of 2006 during which he or she was a director and (2) the total number of meetings held by all board committees on which he or she served during the period of 2006 during which he or she was a member of such committees.

Board Independence

Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of our directors, except Clive Meanwell, John Kelley and Hiroaki Shigeta, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The NASDAQ Stock Market Marketplace Rules. Dr. Meanwell and Mr. Kelley are both employees and are therefore not independent. Mr. Shigeta is a consultant to us and our board of directors has determined that Mr. Shigeta is not an “independent director.” Only independent directors serve on our standing board committees.

In October 2006, our board of directors appointed Robert Savage as the lead director of the board of directors. As the lead director, Mr. Savage is responsible for:

•       chairing any meeting of the independent directors in executive session;

•       meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;

•       facilitating communications between other members of our board of directors and our chairman of the board and chief executive officer;

•       working with the chairman of the board in preparation of the agenda for each meeting of the board of directors and in determining the need for special meetings of our board of directors; and

•       consulting with the chairman of the board and chief executive officer on matters relating to corporate governance and board performance.

Under our corporate governance guidelines, our board of directors is obligated to review this appointment annually.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The members of the committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Robert J. Hugin (Chair)	Robert G. Savage (Chair)	William W. Crouse (Chair)
T. Scott Johnson	Armin M. Kessler	Armin M. Kessler
Elizabeth H.S. Wyatt	Elizabeth H.S. Wyatt	Robert G. Savage

Each committee operates under a charter that has been approved by our board of directors. A current copy of the charters of the audit committee, the compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of “Investor Relations” on our website, www.themedicinescompany.com.

Audit Committee

Our audit committee’s responsibilities include:

•       appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•       overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•       reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•       monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•       discussing our risk management policies;

•       establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•       meeting independently with our independent registered public accounting firm and management; and

•       preparing the audit committee report (which is included on page 10 of this proxy statement) required by the SEC.

Our board of directors has determined that all of the audit committee members are independent as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Our board of directors has also determined that Robert J. Hugin qualifies as an audit committee financial expert. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the NASDAQ listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Mr. Hugin, like all members of our audit committee, is an independent director as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

The audit committee met seven times during 2006.

Compensation Committee

Our compensation committee’s responsibilities include:

•       annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers;

•       overseeing the evaluations of our senior executives;

•       determining the compensation of our chief executive officer;

•       reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•       reviewing and making recommendations to the board relating to management succession planning;

•       overseeing and administering our cash and equity incentive plans; and

•       reviewing and making recommendations to the board with respect to director compensation.

The compensation committee met 12 times during 2006.

Information concerning the compensation committee’s processes and procedures regarding director compensation is set forth under “Compensation of Directors” in this proxy statement. Information concerning the compensation committee’s processes and procedures regarding compensation for our named executive officers is set forth under “Compensation Discussion and Analysis” in this proxy statement.

Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 stock incentive plan, or the 2004 plan, and to interpret the provisions of the 2004 plan. Pursuant to the terms of the 2004 plan, our board of directors has delegated its authority under the 2004 plan to its compensation committee. Accordingly, the compensation committee administers the 2004 plan, including granting options and other awards under the 2004 plan. In addition, pursuant to the terms of the 2004 plan, our board of directors has delegated to our current executive officers limited authority to grant stock options to employees without further action by our board of directors or the compensation committee. Our current named executive officers are not, however, authorized to grant options:

•       to themselves or to any other executive officer, vice president or director or to any person designated by our board of directors or the compensation committee;

•       with respect to more than 1,200,000 shares of our common stock in the aggregate; or

•       to any person in an amount that would result in the person having been granted options to purchase more than 75,000 shares of our common stock under any of our stock option plans.

In addition, the current named executive officers must report any stock option grants pursuant to this delegated authority to the compensation committee. The delegation of authority to the current  named executive officers is intended to avoid the expense and administrative burden of convening a meeting of the compensation committee in connection with stock option grants to newly hired employees and promoted employees.

Except as noted above, the compensation committee generally selects the recipients of awards and, subject to the terms of the 2004 plan, determines:

•       the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•       the exercise price of options (which, in accordance with the 2004 plan, may not be less than 100% of the fair market value of our common stock on the date of grant);

•       the duration of options (which, in accordance with the 2004 plan, may not be longer than 10 years); and

•       the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including issue price, conditions for repurchase and repurchase price.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of stockholders. In addition, the nominating and corporate governance committee oversees the evaluation of the board of directors and develops corporate governance principles. Our board of directors has adopted a series of corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, which is posted on the corporate governance section of “Investor Relations” on our website, www.themedicinescompany.com.

The nominating and corporate governance committee met one time in 2006.

Director Candidates and Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria including:

•       reputation for integrity, honesty and high ethical standards;

•       demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

•       commitment to understanding our business and our industry;

•       adequate time to attend and participate in meetings of the board of directors and its committees;

•       ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders;

•       demonstrated experience or skill set in particular management disciplines that complements, in the opinion of the members of the nominating and corporate governance committee, the existing members of the board of directors to provide a desirable balance; and

•       such other attributes, including independence, that satisfy requirements imposed by the SEC and The NASDAQ Stock Market.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholder Nominees

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be forwarded to the nominating and corporate governance committee in writing at our executive offices at 8 Campus Drive, Parsippany, New Jersey 07054 Attention: Paul M. Antinori, Secretary and should include the following information:

•       all information relating to such candidate that is required to be disclosed pursuant to Rule 14A of the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

•       any information reasonably necessary to determine whether the candidate is qualified to serve on our audit committee;

•       the number of shares of our stock beneficially owned by such candidate, if any;

•       as to the stockholder proposing the candidate:

•        such stockholder’s name and address;

•        the number of shares of our common stock beneficially owned by such stockholder;

•        a description of all arrangements and understandings between each stockholder and the candidate and any other person relating to the proposal to nominate the candidate; and

•        a representation that such stockholder intends to appear in person or by proxy to nominate the person proposed.

Assuming that appropriate biographical and background material has been provided in a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee.

If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under “Information About The Annual Meeting—How and when may I submit a proposal for the 2008 annual meeting?” in this proxy statement. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in our proxy card for the next annual meeting.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics applicable to all of our directors and employees, including our principal executive officer, our principal financial officer and our controller. The code of business conduct and ethics is available on the corporate governance section of “Investor Relations” on our website, www.themedicinescompany.com.

Any waiver of the code of business conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may only be made by the board of directors. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K and any disclosures required by law or NASDAQ Stock Market rules regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address and location specified above. To date, no such waivers have been requested or granted.

Stockholder Communications with the Board of Directors

Any stockholder may contact the board of directors or a specified individual director by writing to the attention of the board of directors or a specified individual director and sending such communication to our executive offices at 8 Campus Drive, Parsippany, New Jersey 07054 Attention: Paul M. Antinori, Secretary. Each communication from a stockholder should include the following information in order to permit stockholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•       the name, mailing address and telephone number of the stockholder sending the communication;

•       the number of shares held by the stockholder; and

•       if the stockholder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the stockholder.

Our Secretary will forward all appropriate communications to the board of directors or individual members of the board of directors as specified in the communication.

Director Attendance at Annual Meeting

Our board of directors has implemented a policy that all directors are expected to attend the annual meeting of stockholders. Eight of our directors attended the annual meeting of stockholders in 2006.

Compensation of Directors

Compensation Program

We review the level of compensation of our non-employee directors every two years. To determine the appropriate level of compensation for our non-employee directors, our compensation committee has historically obtained data from a number of different sources including:

•       publicly available data describing director compensation in peer companies; and

•       information obtained directly from other companies.

Our compensation program for non-employee directors consists of a cash component, which includes an annual retainer and meeting and committee fees and is paid on a quarterly basis and an equity component, which includes stock option grant awards and restricted stock awards. Each of these components is shown in the table below. We do not pay directors who are also our employees any additional compensation for serving on our board.

Our compensation committee recently reviewed our board compensation program and recommended modifications to our board of directors. On April 17, 2007, our board of directors, based upon the recommendation of our compensation committee, approved modifications to the cash and equity portions of the compensation program. In evaluating these changes, the committee relied on data from the Radford Consultants + Survey and sought to align board cash compensation at or near the 50th percentile of data from the Radford Survey and board equity compensation at or near the 75th percentile of data from the Radford Survey.

Cash Compensation

The following table describes the cash compensation for each non-employee director for 2006 and through April 17, 2007, as well as the current cash compensation. The cash compensation is payable on a quarterly basis.

Type of Fee	2006 through April 17, 2007	Current
Annual Retainer	$25,000	$25,000
Additional Annual Retainer for Lead Director	$10,000	$10,000
Attendance for each board meeting attended in person	$3,000	$3,000
Attendance for each board meeting attended by telephone	$500	$1,000
Additional annual retainer for chairman of audit committee	$8,000	$12,000
Additional annual retainer for chairman of nominating and corporate governance committee	$4,000	$6,000
Additional annual retainer for chairman of compensation committee	$4,000	$9,000
Annual Retainer for Committee Members
Audit Committee	N/A	$4,000
Compensation Committee	N/A	$3,000
Nominating and Corporate Governance Committee	N/A	$2,000
Attendance for each committee meeting attended in person	$1,500	$1,500
Attendance for each committee meeting attended by telephone	$500	$500

In addition, directors are reimbursed for travel and out-of-pocket expenses in connection with their attendance at board meetings.

Equity Compensation

Each non-employee director is eligible to receive stock options and shares of restricted stock under our 2004 plan. The following table describes the equity compensation for each non-employee director for 2006 and through April 17, 2007, as well as the current equity compensation:

Type of Grant	Number of Options	Number of Restricted Shares	Grant Date	Vesting Schedule
Initial Option Grant (2006 through April 17, 2007)	20,000	N/A	The date the director is initially elected to the board	36 equal monthly installments beginning on the date one month after the grant date
Current Initial Option Grant	25,000	N/A	The date the director is initially elected to the board	36 equal monthly installments beginning on the date one month after the grant date
2006 Annual Equity Grant	15,000	N/A	The date of the annual meeting of stockholders	12 equal monthly installments beginning on the date one month after the grant date

Current Annual Equity Grant	7,500	3,750	The date of the annual meeting of stockholders	Stock options vest in 12 equal monthly installments beginning on the date one month after the grant date
Restricted stock vests in one installment 12 months after the grant date

These options have an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant and have a ten-year term. All vested options will be exercisable at any time prior to the first anniversary of the date the director ceases to be a director. In addition to the annual grant of an option to purchase 15,000 shares of our common stock, the lead director receives an annual grant of an option for 5,000 shares of our common stock on the date of our annual meeting of stockholders.

The following table shows the compensation for fiscal 2006 for each non-employee director that served as a director during 2006. Mr. Shigeta joined our board of directors in April 2007.

2006 Director Compensation

Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William Crouse	$44,000	(1)	—	$93,276	(8)	—	—	—	$137,276
Robert Hugin	$52,000	(2)	—	$93,276	(8)	—	—	—	$145,276
T. Scott Johnson	$44,000	(3)	—	$75,604	(8)	—	—	—	$119,604
Armin Kessler	$45,500	(4)	—	$75,604	(8)	—	—	—	$120,604
Robert Savage	$52,500	(5)	—	$115,734	(8)(9)	—	—	—	$168,234
Melvin Spigelman	$36,000	(6)	—	$74,576	(8)	—	—	—	$110,576
Elizabeth Wyatt	$41,500	(7)	—	$74,576	(8)	—	—	—	$116,076

(1)          Mr. Crouse is chairman of the nominating and corporate governance committee. This amount includes the annual board retainer, the committee chair annual retainer and fees paid for attendance at three board meetings in person, ten board meetings by telephone, and two committee meetings by telephone (including a meeting of a special committee of our board of directors).

(2)          Mr. Hugin is the chairman of the audit committee. This amount includes the annual board retainer, the committee chair annual retainer and fees paid for attendance at three board meetings in person, ten board meetings by telephone, one committee meeting in person and seven committee meetings by telephone (including a meeting of a special committee of our board of directors).

(3)          Dr. Johnson is a member of the audit committee. This amount includes the annual board retainer and fees paid for attendance at three board meetings in person, ten board meetings by telephone, one committee meeting in person and seven committee meetings by telephone (including a meeting of a special committee of our board of directors).

(4)          Mr. Kessler is a member of the compensation committee and the nominating and corporate governance committee. This amount includes the annual board retainer and fees paid for attendance at three board meetings in person, nine board meetings by telephone, one committee meeting in person and eleven committee meetings by telephone.

(5)          Mr. Savage is the chairman of the compensation committee and, since October 2006, the lead director of our board of directors. This amount includes the annual board retainer, a pro-rated portion of the annual retainer of $10,000 for his role as lead director, the committee chair annual retainer and fees paid for attendance at three board meetings in person, ten board meetings by telephone, one committee meeting in person and eleven committee meetings by telephone (including a meeting of a special committee of our board of directors).

(6)          This amount includes the annual board retainer and fees paid for attendance at two board meetings in person and ten board meetings by telephone.

(7)          Ms. Wyatt is a member of the audit committee and the compensation committee. This amount includes the annual board retainer and fees paid for attendance at one board meeting in person, eight board meetings by telephone, and twelve committee meetings by telephone.

(8)          The amounts in this column represent the dollar amount recognized  for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R. The grant date fair value of the award granted to each independent director on the date of our annual meeting of stockholders in 2006 was $85,857. See Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2007 for a discussion of all assumptions we made in determining the FAS 123R values of equity awards.

(9)          Mr. Savage was appointed the lead director of our board of directors on October 17, 2006. As the lead director, he is awarded an annual additional stock option grant of 5,000 shares of our common stock on the date of our annual meeting of stockholders. On October 17, 2006, Mr. Savage was awarded a pro-rated  portion of the additional stock option grant, or a stock option grant for 3,014 shares of our common stock. The grant date fair value of this award to Mr. Savage was $34,081. See Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2007 for a discussion of all assumptions we made in determining the FAS 123R values of equity awards.

Mr. Shigeta is currently a party to a consulting agreement with us under which he has agreed to provide consulting and advisory services, including assisting with a business development strategy in the Japanese market for our products,  researching and advising on pharmaceutical product acquisitions and seeking potential business partners for product acquisitions. During the term of the consulting agreement, Mr. Shigeta is entitled to receive consulting fees of $437.50 per hour, up to a maximum of $3,500.00 per day. Mr. Shigeta has agreed to perform the first 56 hours of services under the consulting agreement without charge. The initial term of the consulting agreement covers services rendered between January 1, 2007 and December 31, 2007, and is subject to renewal for successive periods upon further agreement of the parties. Either party may terminate the consulting agreement at any time upon 30 days written notice. Mr. Shigeta was also a party to a consulting agreement with us that expired December 31, 2006.

Certain Related-Party Transactions

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions. There were no related party transactions in since January 1, 2006 with a value in excess of $120,000.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors

Robert G. Savage (Chair)
Armin M. Kessler
Elizabeth H.S. Wyatt

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers, as well as all of our executives at the vice president level and above. The compensation committee also reviews and approves annually our salary, bonus and equity pools in the aggregate for employees below the vice president level.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the compensation committee with respect to executive compensation are to:

•       attract, retain and motivate the best possible executive talent;

•       ensure that executive compensation is aligned with our corporate strategies and business objectives;

•       promote the achievement of key strategic and financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•       align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent.  In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals such as clinical trial progress, new product indication initiatives and our financial and operational performance, as measured by metrics such as revenue and profitability.  We also provide a portion of our executive compensation in the form of long-term compensation, such as stock options and restricted stock grants that vest over time. We believe this practice helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

In making compensation decisions, the compensation committee compares our executive compensation against that paid by a peer group of publicly traded companies which the committee believes have business life cycles, revenues, market capitalizations, products, research and development investment levels and number/capabilities of employees that are roughly comparable to ours and against which the committee believes we compete for executive talent. For 2006 and 2007, the compensation committee retained two consulting firms, Buck Consultants and Radford Consultants + Survey. The compensation committee worked with the consultants and senior management to determine the peer group, and the consultants analyzed the executive compensation programs of these companies. The companies included in the peer groups surveyed by both consultants for 2006 were:

•       Alkermes, Inc.

•       Amylin Pharmaceuticals, Inc.

•       Celgene Corporation

•       Cubist Pharmaceuticals, Inc.

•       CV Therapeutics, Inc.

•       Enzon Pharmaceuticals, Inc.

•       Icos Corporation

•       Ligand Pharmaceuticals, Inc.

•       Martek Biosciences Corporation

•       Millennium Pharmaceuticals, Inc.

•       Neurocrine Biosciences, Inc.

•       NPS Pharmaceuticals, Inc.

•       PDL BioPharma, Inc.

•       Pharmion Corporation

•       Regeneron Pharmaceuticals, Inc. and

•       Salix Pharmaceuticals, Inc.

Buck Consultants also included eight other companies in the group of companies it surveyed:

•       Endo Pharmaceuticals Holdings Inc.

•       ImClone Systems Incorporated

•       Medicis Pharmaceutical Corporation

•       MGi Pharma Inc.

•       NitroMed Inc.

•       United Therapeutics Corporation

•       Eon Labs and

•       Eyetech Pharmaceuticals, Inc.

The consultants used the same peer group for the analysis they did in 2007, except that Buck Consultants replaced Eon Labs and Eyetech Pharmaceuticals with Sciele Pharma Inc. and Techne Corporation because Eon Labs and Eyetech Pharmaceuticals were each acquired by other companies.

The compensation committee used the data obtained by Buck Consultants in determining compensation for 2006 and 2007 salaries and confirming percentage bonus targets for fiscal 2006 for the four named executive officers other than our president and chief operating officer. However, because the compensation committee had determined that the Buck Consultants’ data contained insufficient comparative data for the president and chief operating officer position, the committee used data from Radford in determining compensation for 2006 and to 2007 salary for our president and chief operating officer and confirming percentage bonus targets for fiscal 2006 for the president and chief operating officer.

We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets salary and bonus compensation for executives at the 50th percentile of compensation paid to similarly situated executives of the companies in the peer group. In order to underscore the value of ownership of equity compensation that is well above the market median, the compensation committee generally targets equity compensation for executives at the 75th percentile of equity compensation paid to similarly situated executives of the companies in the peer group. The committee, however, may vary this general target with respect to executives based on the experience and performance levels of the individuals and our overall performance.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•       base salary;

•       annual cash incentive bonus;

•       stock option and restricted stock awards;

•       health and life insurance, and other employee benefits; and

•       severance and change-of-control benefits.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by Buck Consultants and Radford, determined what it believed to be the appropriate level and mix of the various compensation components within the targeted percentiles for cash and equity compensation.

Base Salary

The committee uses base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries of our named executive officers are reviewed at least annually by the compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries also may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities. If necessary, the compensation committee also realigns base salaries with market levels for the same positions in our peer group if we identify market changes in our data analysis. Additionally, the compensation committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

In establishing base salaries for 2006, the compensation committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the level of the individual’s responsibility and the individual’s past performance and experience. As noted above, the committee believes that generally executive base salaries should be targeted at the 50th percentile of salaries for executives in similar positions at companies in our peer group. In January 2006, the compensation committee established the base salaries for 2006 for our named executive officers. In considering the base salaries for 2006, the compensation committee agreed that base salary is a function of providing adequate compensation for the responsibilities of the respective positions, and any increase to base salary is based upon individual performance as well as competitive data.  With the exception of Dr. Meanwell and Mr. Kelley, the existing base salaries of the named executive officers were within the range of the 50th percentile of companies in our peer group. The compensation committee agreed to recommend base salary increases for both Dr. Meanwell and Mr. Kelley to bring them to the 50th percentile of companies in our peer group.  For 2006, the compensation committee established annual base salaries of $516,000 for Dr. Meanwell and $400,000 for Mr. Kelley. The committee also increased the base salaries for Mr. Koehler to $310,000 and Mr. Antinori to $260,000.

In February 2006, we hired Catharine Newberry as our Senior Vice President, Human Resources and Chief Human Strategy Officer at an initial base salary of $272,000. In March 2006, we hired Glenn Sblendorio as our Executive Vice President and Chief Financial Officer at an initial base salary of $330,000. The initial base salaries for Ms. Newberry and Mr. Sblendorio were based on the level of salary the committee determined was required for them to accept our offer of employment. The compensation committee approved the compensation of each of these named executive officers. In August 2006, the compensation committee approved the promotion of Paul Antinori to Senior Vice President and General Counsel effective September 1, 2006. In connection with the promotion, the compensation committee approved a 15% increase in annual base salary for Mr. Antinori from $260,000 to $300,000 based on existing data from Buck Consultants to get his salary to the 50th percentile of salaries of officers with comparable positions and responsibilities.

Annual Cash Incentive Bonus Plan

We have an annual cash incentive bonus plan for all of our employees, including our named executive officers. The annual cash incentive bonus plan is intended to motivate our named executive officers to work toward the achievement of company strategic, operational and financial targets and individual performance objectives, and to reward our named executive officers when their efforts result in success for us. Bonus targets under the annual cash incentive bonus plan are calculated as a percentage of the applicable named executive officer’s base salary, with targets corresponding to the rank of the executive. The percentages are currently targeted at 50% of current annual base salary for each of Dr. Meanwell and Mr. Kelley, and 40% of current annual base salary for each of Messrs. Sblendorio and Antinori and Ms. Newberry. These targets are based on grade level of the named executive office. Under the plan, the corporate targets comprise 60% of the total cash incentive bonus and the individual objectives comprise 40% of the total cash incentive bonus. The compensation committee approves company and individual performance goals and determines potential bonus amounts based on achievement of these goals.

The corporate targets generally conform to the financial metrics contained in the internal business plan adopted by the board of directors relating to revenue, earnings per share and certain operational goals, such as clinical trial milestones. The compensation committee works with the chief executive officer to develop challenging but achievable goals, which we refer to as stretch corporate goals, that they believe are challenging but can be reasonably achieved over the next year. In the first quarter of 2006, the compensation committee approved the corporate targets, the weighting of various goals for the corporate targets and the formula for determining potential bonus amounts based on achievement of those goals for 2006. The goals are weighted based upon the priority attributed to each goal by the committee. Each year the compensation committee sets minimum, target and maximum levels for these corporate targets. For each corporate target, the named executive officers participating in the annual cash incentive bonus plan are eligible to receive:

•       no payment for a corporate target unless we achieve a minimum performance level;

•       a payment of at least 50% but less than 100% of the corporate target award if we achieve the minimum performance level but do not achieve the target performance level;

•       a payment of at least 100% but less than 150% of the corporate target award if we achieve or exceed that target performance level but do not attain the maximum performance level; and

•       a payment of 150% of the corporate target award if we achieve or exceed the maximum performance level.

In February 2007, the compensation committee determined that we achieved 113% of our corporate targets for 2006.

Individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Except with respect to our chief executive officer and president and chief operating officer, individual objectives are based on a variety of factors, including the achievement of corporate goals. The individual performance objectives are determined by the executive officer to whom the named executive officer reports and reviewed with the compensation committee. In the case of our chief executive officer, and president and chief operating officer, the individual objectives are reviewed with our lead independent director and the compensation committee and are based solely on the achievement of corporate goals.

In considering the bonuses to grant for 2006, the compensation committee determined that, in addition to the corporate and individual goals that had been achieved during the year, the leadership that had been demonstrated by the named executive officers had contributed greatly to our successes in 2006 and should be rewarded. As a result, the committee, using the target bonus percentages set for each named executive officer, granted cash bonuses for 2006 to the named executive officers that equaled or exceeded each named executive officer’s bonus target amount. For example, the compensation committee awarded Dr. Meanwell a bonus equal to 150% of his bonus target. Dr. Meanwell’s 2006 salary was $516,000 and his bonus target was 50% of his salary, or $258,000. The compensation committee recognized Dr. Meanwell’s broad contributions in the areas of talent acquisition, strategy for business development, the efforts to restore the term of the principal Angiomax patent, scientific product development and growth of stockholder value in 2006, and used its discretion to increase his 2006 bonus payment to $387,000.

Mr. Kelley’s 2006 salary was $400,000 and his bonus target was 50% of his salary, or $200,0000. The compensation committee recognized Mr. Kelley’s contributions to increasing stockholder value by improving our operating capabilities, recruiting strong people and organizing our resources effectively. The compensation committee also believed that Mr. Kelley had played an important role in a variety of strategic projects and used its discretion to award Mr. Kelley a bonus payment $250,000. Mr. Kelley’s bonus payment equaled $125% of his 2006 bonus target. Mr. Sblendorio’s 2006 salary was $330,000 and his bonus target was 40% of his salary, or $132,000. The compensation committee recognized Mr. Sblendorio’s contributions to our communication efforts with our stockholders, his role in recruitment of new members of the finance and business development departments and his effective management of resources. The committee also recognized Mr. Sblendorio’s contributions to our proposed offering in January 2007 in considering Mr. Sblendorio’s bonus payment. The compensation committee used its discretion to award Mr. Sblendorio a bonus of $165,000. Mr. Sblendorio’s bonus payment equaled 125% of his bonus target. Mr. Antinori’s 2006 salary was $300,000 and his bonus target was 40% of his salary, or $120,000. The compensation committee noted Mr. Antinori’s efforts to restore the term of the principal Angiomax patent, as well as management of our daily legal workload. The compensation committee used its discretion to award Mr. Antinori a bonus of $139,200, which equaled 116% of bonus target. Ms. Newberry’s 2006 salary was $272,5000 and her bonus target was 40% of her salary, or $109,000. The compensation committee recognized Ms. Newberry’s accomplishments in focusing on key strategic and tactical elements of our human strategy. The compensation committee used its discretion to award Ms. Newberry a bonus of $109,000, which equaled 100% of her bonus target.

The 2006 bonus target percentages, the 2006 salaries and the actual bonus payments are as follows:

Named Executive Officer	2006 Salary	2006 Bonus Target Percentage	2006 Bonus Target	2006 Annual Cash Bonus Payments
Clive A. Meanwell	$516,000	50%	$258,000	$387,000
Chief Executive Officer
John P. Kelley	$400,000	50%	$200,000	$250,000
President and Chief Operating Officer
Glenn P. Sblendorio	$330,000	40%	$132,000	$165,000
Executive Vice President and Chief Financial Officer
Catharine Newberry	$272,500	40%	$108,800	$109,000
Senior Vice President and Chief Human Strategy Officer
Paul M. Antinori	$300,000	40%	$120,000	$139,200
Senior Vice President and General Counsel

Stock Option and Restricted Stock Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives, including our named executive officers. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. Equity grants are intended as both a reward for contributing to the long-term success of our company and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our compensation committee considers comparable equity awards of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting schedule of such previous awards and the recommendations of management and consultants to the compensation committee.

The compensation committee typically makes initial stock option awards to new executives and annual equity grants as part of our overall compensation program. All equity grants of options to our executives are approved by the compensation committee.

The compensation committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. The compensation committee intends that the value of the annual equity award for each named executive officer will be set near the 75th percentile of companies in our compensation peer group.

Our equity awards have typically taken the form of stock options and, periodically, restricted stock grants. In general, our initial option grants to new named executive officers vest over 48 months with 25% of the option vesting 12 months after the named executive officer’s start date and the remainder of the option vesting in 36 equal monthly installments. Our annual grants to named executive officers generally vest in 48 equal monthly installments commencing one month after the date of the grant. Vesting and exercise rights cease 90 days after termination of employment except in the case of death or disability. In 2006, when Ms. Newberry joined our company, the compensation committee approved a grant to her of an option to purchase 100,000 shares of our common stock. The size of the award was determined based on the level of compensation the committee determined was required for Ms. Newberry to accept our offer of employment.

In limited cases, we have granted certain named executive officers shares of restricted stock. We typically grant restricted stock awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock grants are made, we generally grant significantly fewer shares of restricted stock than the number of shares underlying stock options we would grant for a similar purpose. In 2006, when Mr. Sblendorio joined our company, the compensation committee approved a grant to him of 25,000 shares of restricted stock and an award of options to purchase 150,000 shares of our common stock. The aggregate value of the equity award was determined based on the level of compensation the committee determined was required for Mr. Sblendorio  to accept our offer of employment. Once the aggregate value of the equity award was determined, the compensation committee agreed to reduce the number of options, and instead award a portion of Mr. Sblendorio’s equity grant in shares of restricted stock in accordance with his preference. These restricted shares vest in increments of 25% over a period of four years.

In addition from time to time, we have granted certain named executive officers options to purchase shares of our common stock in connection with a promotion. In 2006, the compensation committee approved a grant of options to purchase 50,000 shares of common stock to Mr. Antinori upon his promotion to senior vice president. The size of the award was determined based on the committee’s goal of setting the value of equity awards at or near the 75th percentile based on data from Buck for executives in similar positions at companies in our peer group.

We do not have any equity ownership guidelines for our named executive officers.

Stock awards to our named executive officers are typically granted annually in conjunction with the review of their individual performance. Until 2006, this review typically occurred at the regularly scheduled meeting of the compensation committee held in the fourth quarter of each year. For instance, annual grants for 2005 were made in November 2005. Because of the compensation committee’s desire to receive audited 2006 financial statements for our company prior to making award determinations, annual cash and equity awards to all of our employees were granted in February 2007. The compensation committee has established a policy of not approving annual equity grants to any employees, including named executive officers, at a time when our company is in possession of material non-public information. We do not time stock option grants to named executive officers in coordination with the release of material non-public information.

In connection with the annual and initial equity awards to our named executive officers, the compensation committee considered the 75th percentile of our peer companies in determining a target aggregate value based on the Black-Scholes valuation for the total equity awards for each named executive officer. In doing so, the compensation committee valued a share of restricted stock at two times the value of shares underlying a stock option. In determining the size and type of equity awards, the compensation committee also considered the potential impact of FAS123R.

In February 2007, the compensation committee approved the following equity awards to our named executive officers:

Named Executive Officer	Number of Shares Underlying Options	Number of Shares of Restricted Stock
Clive Meanwell	100,000	50,000
John Kelley	40,000	18,600
Glenn Sblendorio	40,000	18,600
Catharine Newberry	25,000	—
Paul Antinori	50,000	—

As the equity awards for named executive officers which related to their respective performances in 2006 were granted in 2007, these awards have not been included under the caption, “—Compensation of Our Executive Officers.”

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We do not match employee contributions to our 401(k) plan.

In particular circumstances, we sometimes award cash signing bonuses when executives first join us. Such cash signing bonuses typically must be repaid in full if the executive voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand.

We limit the perquisites that we make available to our named executive officers. Our named executive officers are entitled to few benefits that are not otherwise available to all of our employees. For example, we do not provide pension arrangements, post-retirement health coverage or similar benefits to our named executive officers or our employees. Similarly, our health and insurance plans are the same for all employees.

Severance and Change-of-Control Benefits

Pursuant to letter agreements we have entered into with certain executive officers, including our named executive officers, and our 1998 stock incentive plan and our 2004 stock incentive plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change of Control” below.

We believe providing these benefits helps us compete for executive talent. We believe that our severance and change of control benefits are generally in line with severance packages offered to executives by the companies in the compensation peer group.

Our practice in the case of change-of-control benefits has been to structure these as “double trigger” benefits.  In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us or our successor without cause or by the executive for good reason during a specified period before or after the change of control. We believe a “double trigger” maximizes shareholder value because it avoids an unintended windfall to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any potential change of control in which they believe they may lose their jobs.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

In addition, in determining the size and type of equity awards, the compensation committee also considered the potential impact of FAS123R.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our Current Executive Officers

Below is information about each of our executive officers other than Clive Meanwell, our Chief Executive Officer, and John Kelley, our president and chief operating officer. The information below includes each officer’s age as of April 1, 2007, his or her position with us, the length of time he or she has held each position and his or her business experience for at least the past five years and their education. Similar information for Clive Meanwell and John Kelley, who are also directors, is included under the caption “Proposal One: Election of Class 1 Directors—Other Current Directors.” Our board of directors elects our officers annually, and officers serve until they resign or we or the board terminate their position. There are no family relationships among any of our directors, nominees for director and executive officers.

GLENN P. SBLENDORIO
Age: 51

Glenn P. Sblendorio has been our Chief Financial Officer and Executive Vice President since March 2006. Prior to joining the Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From November 2005 until he joined us, Mr. Sblendorio served as a consultant in the pharmaceutical industry. From July 2000 to February 2002, Mr. Sblendorio served as our Senior Vice President of Business Development. From 1998 to July 2000, Mr. Sblendorio was the Chief Executive Officer and Managing Director of MPM Capital Advisors, LLC, an investment bank specializing in healthcare related transactions. Mr. Sblendorio’s pharmaceutical experience also includes 12 years at Hoffmann-LaRoche, Inc., a pharmaceutical company, in a variety of senior financial positions, including Chief Financial Officer of Roche Molecular Systems and Head of Finance-Controller for Amgen/Roche Europe. Mr. Sblendorio currently serves as a director of Amicus Therapeutics, Inc., a biopharmaceutical company, that recently filed a registration statement with the Securities and Exchange Commission relating to an initial public offering. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University.

CATHARINE NEWBERRY
Age: 56

Catharine Newberry has been our Senior Vice President Human Resources and Chief Human Strategy Officer since February 2006. Prior to joining us, she held various positions with the pharma group of sanofi-aventis, including Deputy Vice President People Development from January 2005 to December 2005, HR Integration Officer from July 2004 to December 2004, and Vice President Human Resources Strategy from January 2003 to July 2004. She came to the pharma group of sanofi-aventis after fourteen years with sanofi pasteur, the vaccine business of sanofi-aventis, where she held the positions of Senior Vice President Human Resources from August 1998 to 2002, Vice President Executive Compensation and Development from 1997 to July 1998, and Vice President Human Resources for the U.S. business unit from 1989 to 1996. Her career in pharmaceuticals began at SmithKline Beckman, a pharmaceutical company, where she held a variety of human resources positions from 1980 to 1989. Catharine received her B.A. from Swarthmore College, and her M.S. in Human Resources Development from American University/NTL.

PAUL M. ANTINORI
Age: 53

Paul M. Antinori has been our General Counsel since May 2002 and a Senior Vice President since September 2006. He also served as Vice President from August 2004 to August 2006. From March 1998 to April 2002, Mr. Antinori was General Counsel and a consultant to Physician Computer Network, Inc., a healthcare information technology company. Prior to March 1998, Mr. Antinori was a partner at the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione in Newark, New Jersey. Mr. Antinori received his B.A. from Boston College and his J.D. from the University of Virginia School of Law.

Compensation of Our Executive Officers

Summary Compensation

The following table presents summary information for the year ended December 31, 2006 for our chief executive officer, our chief financial officer and our three other executive officers who were serving as executive officers as of December 31, 2006, as well as our former senior vice president and chief financial officer, who resigned in March 2006. We refer to these six individuals collectively as our “named executive officers.”

Summary Compensation Table

(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Clive A. Meanwell,	2006	$516,000		$387,000	—	$562,410		—	—	$1,170	$1,466,580
Chief Executive Officer
Glenn P. Sblendorio,	2006	$272,673		$165,000	$198,908	$514,569		—	—	$1,403	$1,152,554
Executive Vice President and Chief Financial Officer
Steven H. Koehler,	2006	$66,968	(3)	—	—	$138,909	(4)	—	—	$12,947	$218,823
Former Senior Vice President and Chief Financial Officer
John P. Kelley,	2006	$400,000		$250,000	—	$493,567		—	—	$1,786	$1,145,353
President and Chief Operating Officer
Catharine Newberry,	2006	$249,792		$109,000	—	$356,812		—	—	$1,365	$717,945
Senior Vice President and Chief Human Strategy Officer
Paul M. Antinori,	2006	$272,333		$139,200	—	$212,220		—	—	$2,341	$625,117
Senior Vice President and General Counsel

(1)          The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R. See Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2007 for a discussion of all assumptions we made in determining the FAS 123R values of equity awards.

(2)          Except for Mr. Koehler, the dollar amount in the “All Other Compensation” column represents life insurance premium payments made by us on behalf of the named executive officer for his or her benefit. The dollar amount in Mr. Koehler’s column represents life insurance premium payments as well as $12,269 paid to Mr. Koehler upon his resignation.

(3)          Steven Koehler resigned as Senior Vice President and Chief Financial Officer in March 2006.

(4)          Following his resignation, under the terms of his option agreements, Mr. Koehler was allowed 90 days after his resignation to exercise any vested options he held. Within this 90-day period, Mr. Koehler exercised options to purchase 223,750 shares of our common stock, and he allowed vested options to purchase 127,000 shares of our common stock to expire. In addition, unvested options to purchase 56,250 shares of our common stock expired unexercised at the time of his resignation. The assumptions we made in determining the FAS 123R value of the option awards to Mr. Koehler were not affected by these forfeitures.

Employment Agreements

Clive Meanwell serves as our Chief Executive Officer pursuant to the terms of an employment agreement dated September 5, 1996. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Meanwell’s annual compensation is determined by our board of directors. Dr. Meanwell has agreed not to compete with us during the term of his employment and for a period of one year after his termination, unless such termination is at our election without cause or at the election of Dr. Meanwell for good reason, as defined in the agreement.

John Kelley serves as our Chief Operating Officer and President pursuant to the terms of a letter agreement dated December 1, 2004. Mr. Kelley’s employment is “at will” and his annual compensation is determined by our board of directors. Mr. Kelley is eligible to receive, at the discretion of our board of directors, an annual bonus targeted to be 50 percent of his annual base salary, subject to meeting company and personal performance goals.

Glenn Sblendorio serves as our Executive Vice President and Chief Financial Officer pursuant to the terms of a letter agreement dated March 3, 2006. Mr. Sblendorio’s employment is “at will” and his annual compensation is determined by our board of directors. Mr. Sblendorio is eligible to receive, at the discretion of our board of directors, an annual bonus targeted to be 40 percent of his annual base salary, subject to meeting company and personal performance goals.

Catharine Newberry serves as our Senior Vice President for Human Resources and Chief Human Strategy Officer pursuant to the terms of a letter agreement dated December 30, 2005. Ms. Newberry’s employment is “at will” and her annual compensation is determined by our board of directors. Ms. Newberry’s initial salary was $272,500 and she is eligible to receive, at the discretion of our board of directors, an annual bonus targeted to be 40 percent of her annual base salary, subject to meeting company and personal performance goals.

We have also entered into severance agreements with our current named executive officers as described below.

Potential Payments Upon Termination or Change of Control

Severance Agreements

In December 2005, we entered into management severance agreements with twelve of our senior officers, including our named executive officers who were employed by us at that time, in order to induce each of these officers to maintain his or her continued commitment to us. We entered into similar agreements with Mr. Sblendorio and Ms. Newberry when they joined us in 2006.

The agreements generally provide for severance pay, reimbursement of health care premiums and accelerated stock option vesting in the event that (i) we terminate the officer’s employment without cause, as defined in the agreements, or (ii) the officer terminates his or her employment for good reason, as defined in the agreements. If an officer’s employment is terminated for cause, no benefits are provided to the officer under the agreements. These severance agreements supersede any similar provisions in any employment agreement or letter agreement we previously entered into with the officer.

The agreements provide as follows:

•       Termination prior to a change in control.   If we terminate the employment of the officer without cause, or if the officer resigns for good reason, before a change in control event, as defined in the agreements, he or she would be entitled to severance pay equal to one year of annual base salary, paid in a lump sum, one year of health care premium reimbursement (or reimbursement for a shorter period if the officer commences employment with a new employer before the end of the one-year period), and one year of accelerated option vesting. In the case of either Clive Meanwell or John Kelley under these circumstances, he would be entitled to severance pay equal to two years of annual base salary, paid in a lump sum, one year of health care premium reimbursement (or reimbursement for a shorter period if the officer commences employment with a new employer before the end of the one-year period) and two years of accelerated option vesting.

If the officer resigns for good reason as the result of a material reduction in base salary prior to a change in control event, the severance pay and accelerated option vesting periods described above would be reduced by 50%. The health care premium reimbursement period would not be reduced.

•       Termination after a change in control.   If we terminate the employment of the officer without cause, or if the officer resigns for good reason, during the one year period following a change in control event, then, in addition to the severance pay, health care premium reimbursement and accelerated option vesting described above, the officer would be entitled to receive an amount equal to 40% of his or her then current annual base salary. In the case of either Clive Meanwell or John Kelley under these circumstances, he would be entitled to receive an amount equal to two times 50% of his then current annual base salary.

•       In order to receive any of these benefits, the officer must deliver a general release in favor of us.

The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the management severance agreements with our named executive officers if the named executive officer was terminated following a change of control. The amounts shown in the table below assume that each termination was effective as of December 29, 2006, and that all eligibility requirements under the management severance agreements were met. The closing price per share of our common stock on the NASDAQ Global Select Market on December 29, 2006 was $31.72. In addition, under our standard employee arrangement, upon termination, an employee would receive payment for accrued but unused vacation days.

Name	Bonus for Year of Termination	Cash Severance	Vacation Payout	Unexercisable Options that Vest(1)	Restricted Stock that Vests	Health and Welfare	Excise Tax Gross-Up	Total
Clive A. Meanwell	$516,000	$1,032,000	$25,800	$1,471,094	$—	$20,701	—	$3,065,595
Chairman & Chief Executive Officer
John P. Kelley	$400,000	$800,000	$24,615	$1,471,094	$—	$20,701	—	$2,716,410
President & Chief Operating Officer
Glenn P. Sblendorio	$132,000	$330,000	$29,827	$1,741,500	$793,000	$20,701	—	$3,047,028
Executive Vice President & Chief Financial Officer
Paul A. Antinori Sr.	$120,000	$300,000	$16,154	$718,174	$—	$14,143	—	$1,168,471
Vice President & General Counsel
Catharine S. Newberry Sr.	$109,000	$272,500	—	$1,263,000	$—	$—	—	$1,644,500
Vice President & Chief Human Strategy Officer

(1)          Calculated by multiplying the number of options vesting by the difference between $31.72, the closing price per share of our common stock on the NASDAQ Global Select Market on December 29, 2006, and $18.27, the option exercise price.

Grant of Plan-Based Awards

The following table summarizes information regarding options granted to each of the named executive officers during the year ended December 31, 2006. Options granted in 2006 to the named executive officers become exercisable in 48 equal monthly installments, commencing one month after the vesting commencement date, which is typically the grant date. All options were granted with an exercise price equal to the closing price per share of our common stock on the NASDAQ Global Select Market or the NASDAQ National Market, as the case may be, on the date of grant.

2006 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities		Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Underlying Options(#)		Awards ($/Sh)(1)	Options Awards(6)
Clive A. Meanwell	—	—	—	—	—	—	—	—	—		—	—
Glenn P. Sblendorio	3/3/06	—	—	—	—	—	—	—	150,000	(2)	$20.11	$1,222,103
	3/3/06	—	—	—	—	—	—	25,000 (3)			—	$502,750
Steven H. Koehler	—	—	—	—	—	—	—	—	—		—	—
John P. Kelley	—	—	—	—	—	—	—	—	—		—	—
Catharine Newberry	2/1/06	—	—	—	—	—	—	—	100,000	(4)	$19.09	$768,992
Paul M. Antinori	8/29/06	—	—	—	—	—	—	—	50,000	(5)	$22.47	$444,129

(1)          The exercise price of the stock option awards is equal to the closing price of our common stock on the grant date reported by the NASDAQ Global Select Market or the NASDAQ National Market, as the case may be.

(2)          The options vest as follows: 25% of the shares underlying the options vested March 3, 2007, and the remainder vests in 36 equal monthly installments beginning April 3, 2007.

(3)          The shares of restricted stock vest in annual increments of 25% beginning March 3, 2007.

(4)          The options vest as follows: 25% of the shares underlying the options vested on February 1, 2007, and the remainder vest in 36 equal monthly installments beginning March 1, 2007.

(5)          Upon receiving a promotion to Senior Vice President in August 2006, Mr. Antinori received options to purchase 50,000 shares of common stock. The shares underlying the options vest in 48 equal monthly installments beginning September 29, 2006.

(6)          Based on the fair value of each option on the date of grant using the Black-Scholes closed-form option-pricing model

Outstanding Equity Awards at 2006 Fiscal Year-end

Except as noted in the table below, the options listed in the table below become exercisable in 48 equal monthly installments, commencing one month after the grant date. The options expire ten years after the grant date.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Clive A. Meanwell	237,000		—		—	$4.79	5/15/2010	—	—	—	—
	30,000		—		—	$26.00	12/12/2010	—	—	—	—
	30,000		—		—	$24.25	12/15/2010	—	—	—	—
	15,000		—		—	$10.11	12/11/2011	—	—	—	—
	123,000		—		—	$15.50	12/10/2012	—	—	—	—
	125,000	(1)	—		—	$28.01	12/23/2013	—	—	—	—
	100,000	(1)	—		—	$28.02	12/14/2014	—	—	—	—
	40,625		109,375		—	$18.27	11/30/2015	—	—	—	—
Glenn P. Sblendorio			150,000	(2)	—	$20.11	3/3/2016	25,000	$793,000	—	—
Steven H. Koehler	—		—		—	—	—	—	—	—	—
John P. Kelley	225,000	(1)	—		—	$25.25	12/1/2014	—	—	—	—
	112,500	(3)			—	$18.27	11/30/2015	—	—	—	—
	40,625		109,375		—	$18.27	11/30/2015	—	—	—	—
Catharine Newberry	—		100,000	(4)	—	19.09	2/1/2016	—	—	—	—
Paul M. Antinori	23,750		—		—	$9.13	5/2/2012	—	—	—	—
	4,500		—		—	$15.50	12/10/2012	—	—	—	—
	6,000	(1)	—		—	$27.81	12/19/2013	—	—	—	—
	36,000	(1)	—		—	$23.77	8/3/2014	—	—	—	—
	23,500	(1)	—		—	$28.02	12/14/2014	—	—	—	—
	8,125		21,875		—	$18.27	11/30/2015	—	—	—	—
	12,500	(3)	—		—	$18.27	11/30/2015	—	—	—	—
	4,167		45,833		—	$22.47	8/29/2016	—	—	—	—

(1)          This option is vested and fully exercisable at the grant date, but is subject to the terms of a lock-up agreement between the option holder and us under which the option holder has agreed not to sell, transfer, pledge or otherwise dispose of the shares underlying the option, except as set forth in the lock-up agreement. The lock-up will expire on the date on which the exercise would have been permitted under the vesting schedule set forth in the option agreement. In addition, the lock-up will expire if the option holder ceases to be employed by us for any reason or upon consummation of a “change of control event” as defined in our 2004 stock incentive plan.

(2)          The option vests as follows: 25% of the shares underlying the option vested on March 3, 2007 (the one-year anniversary of the vesting commencement date), and the remainder vest in 36 equal monthly installments beginning April 3, 2007.

(3)          This option was vested and fully exercisable at the grant date, but is subject to the terms of a lock-up agreement between the option holder and us under which the option holder has agreed not to sell, transfer, pledge or otherwise dispose of the shares underlying the option, except as set forth in the lock-up agreement. The lock-up will expire with respect to one-forty eighth (1/48) of the original number of shares underlying the option on the 30th day of each calendar month, beginning on December 30, 2005. In addition, the lock up will expire if option holder ceases to be employed by us for any reason or upon consummation of a “change of control event” as defined in our 2004 stock incentive plan.

(4)          The option vests as follows:  25% of the shares underlying the option vested on February 1, 2007 (the one-year anniversary of the vesting commencement date), and the remainder vest in 36 equal monthly installments beginning March 1, 2007.

(5)          Calculated by multiplying the number of unvested shares by $31.72, the closing price per share of our common stock on the NASDAQ Global Select Market on December 29, 2006.

Option Exercises and Stock Vested in 2006

The following table sets forth information regarding options exercised by the named executive officers during the fiscal year ended December 31, 2006. No stock awarded to our named executive officers vested during 2006.

Amounts shown under the column “Value Realized” represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise.

Option Exercises and Stock Vested in Fiscal 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clive A. Meanwell	—	—	—	—
Glenn P. Sblendorio	—	—	—	—
Steven H. Koehler	223,750	$1,480,654	—	—
John P. Kelley	—	—	—	—
Catharine Newberry	—	—	—	—
Paul M. Antinori	20,000	$272,400	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2006, about the securities authorized for issuance under:

•       our 1998 stock incentive plan, which we refer to in this proxy statement as our 1998 plan,

•       our 2004 stock incentive plan,

•       our 2001 non-officer, non-director employee stock incentive plan, which we refer to in this proxy statement as our 2001 plan,

•       our 2000 outside director stock option plan, which we refer to in this proxy statement as our 2000 director plan, and

•       our 2000 employee stock purchase plan.

The information below is categorized according to whether or not the equity plan was previously approved by stockholders:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted- average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,431,895	(1)(2)	$21.34	(2)	4,404,363	(3)
Equity compensation plans not approved by security holders	321,512	(4)	$18.75		—
Total	6,753,407		$21.21	(1)(2)(4)	4,404,363	(3)

(1)          Includes shares of common stock issuable under our 1998 stock incentive plan, 2004 stock incentive plan and 2000 director plan.

(2)          Excludes shares issuable at the end of the then-current offering period under our 2000 employee stock purchase plan.

(3)          Includes shares available for issuance as of December 31, 2006 under our 1998 plan, 2000 director plan and 2000 employee stock purchase plan (which includes 38,869 shares which were subsequently issued on February 28, 2007 at the close of the then-current offering period). All of the shares available under the 2004 plan may be issued in the form of restricted stock or other equity-based awards.

(4)          Consists of shares of common stock issuable under our 2001 plan.

For a description of our 2001 plan, see Note 8 to our audited consolidated financial statements included in our annual report to stockholders accompanying this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2006, the reporting persons complied with all Section 16(a) filing requirements.

Our board hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally.

By order of the Board of Directors,

Paul M. Antinori
Secretary

April 18, 2007

THE MEDICINES COMPANY

Proxy for the Annual Meeting of Stockholders To Be Held May 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revoke(s) all prior proxies and appoint(s) Clive A. Meanwell, John P. Kelley and Glenn P. Sblendorio (the “proxy holders”), and each of them, attorneys of the undersigned, with power of substitution in them and each of them, for and in the name(s) of the undersigned to (1) attend the Annual Meeting of Stockholders (the “Meeting”) of The Medicines Company (the “Company”) to be held at the principal executive offices of the Company, 8 Campus Drive, Parsippany, New Jersey 07054, at 10:00 a.m. (local time), on Thursday, May 24, 2007, and any adjourned sessions thereof, and (2) vote and otherwise act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters.

In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

FOLD AND DETACH HERE

ANNUAL MEETING OF STOCKHOLDERS OF

THE MEDICINES COMPANY

May 24, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Elect four class 1 directors for terms to expire at the 2010 annual meeting of stockholders.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (see instructions below)

Nominees:

☐	William W. Crouse
☐	T. Scott Johnson	☐	☐	☐
☐	John P. Kelley
☐	Hiroaki Shigeta

(Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: ■

2.	Ratify the appointment of Ernst &	FOR	AGAINST	ABSTAIN
Young LLP as the Company’s
	independent registered public	☐	☐	☐
accounting firm for the year ending
December 31, 2007.

If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposal two specified above, this proxy will be voted “FOR” each director nominee or proposal two.

Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized  officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.